Exhibit 99.1

Diodes Incorporated to Acquire Lite-On Semiconductor Corporation

Cash-based Share Swap Transaction Valued at Approximately $428 Million for Lite-On Semiconductor’s $230 Million in TTM Revenue and Approximately $91 Million of Cash Equivalents as of June 30, 2019

Plano, Texas and Taipei, Taiwan – August 8, 2019 - Diodes Incorporated (Nasdaq: DIOD), a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete, logic, analog and mixed-signal semiconductor markets, and Lite-On Semiconductor Corporation (TWSE: 5305) (“LSC”), a Taiwan-based supplier of “green” power-related discrete and analog semiconductor devices, today announced the companies have entered into an agreement that provides for the acquisition of LSC by Diodes.

Highlights of the proposed transaction include:

•	Combined trailing twelve months (“TTM”) reported revenue of approximately $1.5 billion and positive EBITDA of $333.1 million;
•	Represents next significant step in executing Diodes’ strategic growth plan to achieve $2.5 billion in revenue by 2025;
•	Broadens Diodes’ discrete and bipolar IC product offerings in Asia with a complementary product portfolio that will benefit from Diodes’ more extensive worldwide sales channel;
•	Offers cost-effective wafer fab and product assembly manufacturing capacity, enabling internal sourcing flexibility;
•	Favorable return on investment for LSC’s 31.2% ownership stake in On-Bright Electronics (TWSE: 4947);
•	Accelerates repurchase of Diodes’ shares outstanding, recapturing LSC’s holding of 15.3% of DIOD shares as of June 30, 2019;
•	Expected to result in financial synergies, including operational, manufacturing and administrative efficiencies; and
•	Expected to be immediately accretive to Diodes’ GAAP earnings per share.

At the effective date of the transaction, each share of LSC stock will be converted into the right to receive TWD 42.50 in cash, or $1.37 USD, as of June 30, 2019 without interest.  The aggregate consideration will be approximately $428 million.  The price per share reflects a premium of 35% over LSC’s 30-day volume-weighted average price (VWAP).  The boards of both companies have approved the transaction, which is still subject to approval by LSC shareholders as well as other customary closing conditions and regulatory approvals.  The transaction is expected to close in April, 2020.

Commenting on the transaction, Dr. Keh-Shew Lu, President and Chief Executive Officer of Diodes, stated, “In combination with our strong organic growth, this proposed acquisition underscores Diodes’ use of acquisitions to accelerate the attainment of our next strategic goal of $2.5 billion in annual revenue and $1.0 billion in annual gross profit by 2025.  This transaction will expand our discrete business in Asia, complementing our existing product lines with offerings at additional price points, especially for cost-sensitive applications.  LSC’s contact image sensor business also extends Diodes’ footprint, representing a new market where Diodes can participate.  Additionally, LSC’s wafer fabs and assembly sites provide Diodes with incremental manufacturing capacity as well as the opportunity for increased manufacturing flexibility and cross-regional internal dual-sourcing.”

Dr. Lu continued, “Further, this acquisition accelerates our share repurchase activities, recapturing over 15.3% of Diodes outstanding shares currently held by LSC.  In addition, it provides a positive return on investment for LSC’s 31.2% ownership in On-Bright Electronics.  The transaction also meets our criteria for strategic acquisitions and is expected to be immediately accretive to our earnings.  We look forward to further leveraging Diodes’ strong manufacturing know-how to drive increased operational and cost efficiencies, while also improving utilization of LSC’s production facilities in Taiwan and China.”

Commenting on the proposed acquisition, David Lee, LSC President said, “We are pleased to have reached this agreement as Diodes offers us a significant opportunity to leverage their extensive sales channel, manufacturing strength and broad support infrastructure.  We believe this transaction represents outstanding value for our shareholders, customers and employees alike, and we look forward to becoming a part of Diodes.”

Diodes expects to fund the purchase price of the acquisition primarily with proceeds from a new financing arrangement co-led by Bank of America, PNC Bank and Wells Fargo Securities.  Advisors for the transaction included Jones Day, who served as legal counsel to Diodes and Lexcel Partners, legal counsel for LSC.

Conference Call and Slide Presentation Information

Diodes will host a conference call today at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). This conference call will be broadcast live over the Internet with a slide presentation and can be accessed by all interested parties on the Investor section of Diodes' website at http://www.diodes.com. Please click on the Conference Call link at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software.

When: Thursday, August 8, 2019

Time: 4:00 p.m. CT / 5:00 p.m. ET

Dial in: 1-855-232-8957; outside the U.S. +1-315-625-6979

Participant Code: 6687017

Live Webcast: http://investor.diodes.com

For those unable to participate during the live broadcast, a replay will be available shortly after the call and will be available on Diodes' website. The replay number is 1-855-859-2056 with a pass code of 6687017. International callers should dial +1-404-537-3406 and enter the same pass code at the prompt.

Further details of the transaction and arrangement are set out in Diodes’ Current Report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2019.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), a Standard and Poor’s SmallCap 600 and Russell 3000 Index company, is a leading global manufacturer and supplier of high-quality, application-specific standard products within the broad discrete, logic, analog and mixed-signal semiconductor markets. We serve the consumer electronics, computing, communications, industrial, and automotive markets. Our products include diodes, rectifiers, transistors, MOSFETs, protection devices, function-specific arrays, single gate logic, amplifiers and comparators, Hall-effect and temperature sensors, power management devices, including LED drivers, AC-DC converters and controllers, DC-DC switching and linear voltage regulators, and voltage references along with special function devices, such as USB power switches, load switches, voltage supervisors, and motor controllers. Diodes also has timing, connectivity, switching, and signal integrity solutions for high-speed signals. Our corporate headquarters and Americas’ sales offices are located in Plano, Texas and Milpitas, California. Design, marketing, and engineering centers are located in Plano; Milpitas; Taipei, Taoyuan City and Zhubei City, Taiwan; Oldham, England; and Neuhaus, Germany. Our wafer fabrication facilities are located in Oldham and Shanghai, China and Greenock, Scotland. We have assembly and test facilities located in Shanghai, Jinan and Chengdu, China, as well as in Hong Kong, Neuhaus and Taipei. Additional engineering, research and development, sales, warehouse, and logistics offices are located in Taipei; Hong Kong; Oldham; Shanghai; Shenzhen and Yangzhou, China; Seongnam-si, South Korea; Munich, Germany; and Tokyo, Japan, with support offices throughout the world.

Recent news releases, annual reports and SEC filings are available at the Company’s website: http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.

Forward-Looking Statements for Diodes

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth herein that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements include, but are not limited to, the following: the expected benefits of the acquisition, including the acquisition being immediately accretive; the efficiencies, cost savings, revenues, and enhanced product offerings, market position, and design and manufacturing capabilities of Diodes after the acquisition; and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” “will,” and similar expressions.

Potential risks and uncertainties include, but are not limited to, such factors as: the possibility that the transaction may not be consummated, including as a result of any of the conditions precedent; the risk of superior acquisition proposal from other parties; the risk of Diodes being unable to obtain sufficient financing from lenders to complete the acquisition; the risk of global market downturn conditions and volatilities impacting the completion of the acquisition or the funding; the risk that such expectations may not be met; the risk that the expected benefits of the acquisition may not be realized or that integration of the acquired business may not be as rapid as we anticipate; the risk that Lite-On’s business will not be integrated successfully into Diodes’; the risk that the expected benefits of the acquisition may not be realized, including the realization of the accretive effect of the acquisition; the risk that Lite-On’s standards, procedures, and controls will not be brought into conformance within Diodes’ operation; difficulties coordinating Diodes’ and Lite-On’s new product and process development, hiring additional management and other critical personnel, and increasing the scope, geographic diversity, and complexity of Diodes’ operations; difficulties in consolidating facilities and transferring processes and know-how; difficulties in reducing the cost of Lite-On’s business; the diversion of our management’s attention from the management of our business; Diodes may not be able to maintain its current growth strategy or continue to maintain its current performance, costs, and loadings in its manufacturing facilities; risks of domestic and foreign operations, including excessive operation costs, labor shortages, higher tax rates, and Diodes’ joint venture prospects; the risk that we may not be able to increase our automotive, industrial, or other revenue and market share; the risks of cyclical downturns in the semiconductor industry and of changes in end-market demand or product mix that may affect gross margin or render inventory obsolete; the risk that our future outlook or guidance may be incorrect; unfavorable currency exchange rates; the risks of global economic weakness or instability in global financial markets; the risks of trade restrictions, tariffs, or embargoes; the risk of breaches of our information technology systems; and other information, including the “Risk Factors” detailed from time to time in Diodes’ filings with the United States Securities and Exchange Commission.

Company Contact:Investor Relations Contact:

Diodes Inc.Shelton Group

Laura Mehrl Leanne Sievers

Director of Investor Relations President, Investor Relations

P: 972-987-3959P: 949-224-3874

E: laura_mehrl@diodes.comE: lsievers@sheltongroup.com